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                           CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Auditors," and to the use of our report dated December 18, 1998 for the State Farm Interim Fund, Inc. in the Registration Statement (Form N-1A) of the State Farm Interim Fund, Inc. and its incorporation by reference in the related Prospectus and Statement of Additional Information filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 28 to the Registration Statement under the Securities Act of 1933 (File No. 2-58160) and in this Amendment No. 27 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-2726).



                                                              ERNST & YOUNG LLP

Chicago, Illinois
January 27, 1999